Exhibit 99.1

Contacts:
Investor Relations:
Angela White
ir@vistaprint.com
+1 (781) 652-6480
Media Relations:
Jason Keith
publicrelations@vistaprint.com
+1 (781) 652-6444
Vistaprint Reports 2011 Fiscal Year First Quarter Financial Results
•	First quarter revenue grew 18 percent year over year to $170.5 million
•	First quarter revenue grew 20 percent year over year excluding the impact of currency exchange rate fluctuations
•	GAAP net income per diluted share decreased 17 percent year over year to $0.24
•	Non-GAAP adjusted net income per diluted share decreased 12 percent year over year to $0.36
Venlo, the Netherlands, October 28, 2010 — Vistaprint N.V. (Nasdaq: VPRT), the company that provides high-impact personalized products and services for small businesses and the home, today announced financial results for the three month period ended September 30, 2010, the first quarter of its 2011 fiscal year.
“Vistaprint delivered solid results in revenue and earnings per share in the first quarter of the new fiscal year relative to our guidance. Increased operational focus accompanied by currency tailwinds resulted in higher-than-anticipated quarterly revenue,” said Robert Keane, president and chief executive officer. “This, along with cost controls and better-than-expected gross margins, resulted in earnings per share that exceeded the high end of the guidance we set in July. We are encouraged by these results; however, we believe we have a lot more work to do, organizational evolution to come and investments to make to ensure that Vistaprint remains a high-growth company for the foreseeable future.”

Financial Metrics:
•	Revenue for the first quarter of fiscal year 2011 grew to $170.5 million, an 18 percent increase over revenue of $145.1 million reported in the same quarter a year ago. Excluding the estimated impact from currency exchange rate fluctuations, total revenue grew 20 percent from the first quarter a year ago. Excluding the impact of the termination of membership programs which generated 2.3 percent of total revenue in the first quarter of 2010, but 0 percent of total revenue in the first quarter of 2011, constant currency revenue growth was 23 percent year over year.

•	Gross margin (revenue minus the cost of revenue as a percent of total revenue) in the first quarter was 63.1 percent, compared to 63.6 percent in the same quarter a year ago.

•	Operating income in the first quarter was $12.3 million, or 7.2 percent of revenue, and reflected a 14 percent decrease compared to $14.4 million, or 9.9 percent of revenue in the same quarter a year ago.

•	GAAP net income for the first quarter was $10.8 million, or 6.3 percent of revenue, representing a 17 percent decrease compared to $13.0 million, or 8.9 percent of revenue in the same quarter a year ago.

•	GAAP net income per diluted share for the first quarter was $0.24, versus $0.29 in the same quarter a year ago.

•	Non-GAAP adjusted net income for the first quarter, which excludes share-based compensation expense and its related tax effect, was $16.3 million, or 9.6 percent of revenue, representing a 12 percent decrease compared to $18.5 million, or 12.7 percent of revenue in the same quarter a year ago.

•	Non-GAAP adjusted net income per diluted share for the first quarter, which excludes share-based compensation expense and its related tax effect, was $0.36, versus $0.41 in the same quarter a year ago.

•	Capital expenditures in the first quarter were $14.1 million, or 8.3 percent of revenue.

•	During the first quarter, the company generated $18.8 million in cash from operations and $2.9 million in free cash flow, defined as cash from operations less purchases of property, plant and equipment, and capitalization of software and website development costs.

•	The company had $176.6 million in cash, cash equivalents, and short-term marketable securities as of September 30, 2010.
Operating Metrics:
•	Vistaprint acquired approximately 1.6 million new customers in the first fiscal quarter ended September 30, 2010.

•	Repeat customers generated approximately 68 percent of total quarterly bookings in the first quarter, compared with 67 percent in the same quarter a year ago.

•	Average daily order volume in the first quarter of fiscal 2011 was approximately 54,000, reflecting an increase of approximately 20 percent over an average of approximately 45,000 orders per day in the same quarter a year ago.

•	Advertising and commissions expense was $36.1 million, or 21.2 percent of revenue in the first quarter, compared to $29.1 million, or 20.0 percent of revenue in the same quarter a year ago.

•	The U.S. market contributed 57 percent of total revenue in the first quarter, down from 59 percent in the same quarter a year ago, representing a 14 percent increase in revenue year over year. Non-U.S. markets contributed 43 percent of total revenue in the first quarter, up from 41 percent in the same quarter a year ago, representing a 23 percent increase in revenue year over year and 30 percent in constant currency.

•	North American, European and Asia-Pacific revenue contributions in the first quarter of the 2011 fiscal year were 59, 36, and 5 percent of total revenue, respectively.

•	Average order value in the first quarter, including revenue from shipping and processing, was $34.69, slightly up from $34.23 in the same quarter a year ago.

•	Web site sessions in the first quarter were 68.9 million, a 6 percent increase over 65.1 million in the same quarter a year ago.

•	Conversion rates were 7.3 percent in the first quarter of fiscal 2011, compared to 6.4 percent in the same quarter a year ago.
During the quarter, Vistaprint broadened its product offering with engraved pens, extra large banners, personalized email domain names, web site blogs, and a search engine optimization tool for web site customers.
“While we are off to a positive start to fiscal 2011 with our first quarter results, we remain at the very early stages of the holiday-related seasonal peak that is critical to our full fiscal year results,” said Mike Giannetto, chief financial officer. “We have updated our revenue guidance for fiscal 2011 to reflect our second quarter outlook at recent currency exchange rates. However, we do not believe it is prudent at this time to assume those recent exchange rates will persist through the back half of the year, because we are operating within a volatile currency environment.”
Financial Guidance as of October 28, 2010:
Based on current and anticipated levels of demand, the company expects the following financial results:
Revenue
•	For the full fiscal year ending June 30, 2011, the company expects revenue of approximately $755 million to $790 million.

•	For the second quarter of fiscal year 2011, ending December 31, 2010, the company expects revenue of approximately $210 million to $230 million.
GAAP Diluted Earnings Per Share
•	For the full fiscal year ending June 30, 2011, the company expects GAAP diluted earnings per share of approximately $1.65 to $1.80, which assumes 45.7 million weighted average shares outstanding.

•	For the second quarter of fiscal year 2011, ending December 31, 2010, the company expects GAAP diluted earnings per share of approximately $0.58 to $0.69, which assumes 45.6 million weighted average shares outstanding.

Non-GAAP Adjusted Net Income Per Diluted Share
•	For the full fiscal year ending June 30, 2011, the company expects non-GAAP adjusted net income per diluted share of approximately $2.09 to $2.24, which excludes expected share-based compensation expense and its related tax effect of approximately $21.2 million, and assumes a non-GAAP diluted weighted average share count of approximately 46.2 million shares.

•	For the second quarter of fiscal year 2011, ending December 31, 2010, the company expects non-GAAP adjusted net income per diluted share of approximately $0.69 to $0.80, which excludes expected share-based compensation expense and its related tax effect of approximately $5.4 million, and assumes a non-GAAP diluted weighted average share count of approximately 46.1 million shares.
Capital Expenditures
For the full fiscal year ending June 30, 2011, the company expects to make capital expenditures of approximately $55 million to $70 million. Planned capital investments are designed to support the planned growth of the business.
The foregoing guidance supersedes any guidance previously issued by the company. All such previous guidance should no longer be relied upon.
At approximately 4:20 p.m. (EDT) on October 28, 2010, Vistaprint will post, on the Investor Relations section of www.vistaprint.com, a link to a pre-recorded audio visual end-of-quarter presentation along with a downloadable transcript of the prepared remarks that accompany that presentation. At 5:15 p.m. (EDT) the company will host a live Q&A conference call with management, which will be available via web cast on the Investor Relations section of www.vistaprint.com and via dial-in at (800) 561-2731, access code 20999420. A replay of the Q&A session will be available on the company’s Web site following the call on October 28, 2010.
About non-GAAP financial measures
To supplement Vistaprint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Vistaprint has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission (or SEC) rules: non-GAAP adjusted net income, non-GAAP adjusted net income per diluted share, free cash flow, constant currency revenue growth, and constant currency revenue growth, ex-membership. The item excluded from the non-GAAP adjusted net income measurements is share-based compensation expense and its related tax effect. Free cash flow is defined as net cash provided by operating activities minus purchases of property, plant and equipment, and capitalization of software and website development costs. Constant currency basis is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. Constant currency revenue growth, ex-membership excludes both the estimated impact of currency described above, as well as the impact of the termination of the membership programs previously offered by Vistaprint. It is calculated by excluding all membership revenue from the periods presented.
The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.
Vistaprint’s management believes that these non-GAAP financial measures provide meaningful supplemental information in assessing our performance and when forecasting and analyzing future periods. These non-GAAP financial measures also have facilitated management’s internal comparisons to Vistaprint’s historical performance and our competitors’ operating results.
Management provides these non-GAAP financial measures as a courtesy to investors. However, to gain a more complete understanding of the company’s financial performance, management does (and investors should) rely upon GAAP statements of operations and cash flow.
About Vistaprint
Vistaprint N.V. (Nasdaq:VPRT) empowers more than 9 million micro businesses and consumers annually with affordable, professional options to make an impression. With a unique business model supported by proprietary technologies, high-volume production facilities, and direct marketing expertise, Vistaprint offers a wide variety of products and services that micro businesses can use to expand their business. A global company, Vistaprint employs over 2,500 people, operates 22 localized websites globally and ships to more than 120 countries around the world. Vistaprint’s broad range of products and services are easy to access online, 24 hours a day at www.vistaprint.com.
Vistaprint and the Vistaprint logo are trademarks of Vistaprint N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.
This press release contains statements about management’s future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the expected growth and development of our business such as the financial guidance set forth under the heading “Financial Guidance as of October 28, 2010,” our operating performance, our margins, our market position, our planned investments, and our ability to successfully attract and retain customers. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, our ability to attract and retain customers and to do so in a cost-effective manner, the willingness of purchasers of graphic design services and printed products to shop online, the failure of our investments in our business, unexpected increases in our use of funds, our failure to increase our revenue and keep our expenses consistent with revenue, failures of our web sites or network infrastructure, our failure to maintain the prices we charge for our products and services, the inability of our manufacturing operations to meet customer demand, exchange rate fluctuations, changes in or interpretation of tax laws and treaties, downturns in general economic conditions, the realization of the expected benefits of our redomiciliation to the Netherlands, and other factors that are discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and other documents we periodically file with the SEC.
In addition, the statements in this press release represent our expectations and beliefs as of the date of this press release. We anticipate that subsequent events and developments may cause these expectations and beliefs to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.
Financial Tables to Follow

VISTAPRINT N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited in thousands, except share and per share data)

	September 30,	June 30,
	2010	2010
Assets
Current assets:
Cash and cash equivalents	$168,982	$162,727
Marketable securities	7,646	9,604
Accounts receivable, net	11,186	9,389
Inventory	7,102	6,223
Prepaid expenses and other current assets	19,107	15,059

Total current assets	214,023	203,002
Property, plant and equipment, net	260,657	249,961
Software and web site development costs, net	6,518	6,426
Deferred tax assets	7,355	7,277
Other assets	11,195	11,223

Total assets	$499,748	$477,889

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$12,020	$16,664
Accrued expenses	62,037	65,609
Deferred revenue	5,685	4,138
Current portion of long-term debt	4,889	5,222

Total current liabilities	84,631	91,633
Deferred tax liabilities	3,081	3,151
Other liabilities	7,294	6,991

Total liabilities	95,006	101,775

Shareholders’ equity:
Ordinary shares, par value €0.01 per share, 120,000,000 shares authorized; 49,927,885 and 49,891,244 shares issued and 43,968,286 and 43,855,164 outstanding, respectively	699	698
Treasury shares, at cost, 5,959,599 and 6,036,080, respectively	(30,370)	(29,637)
Additional paid-in capital	254,721	249,153
Retained earnings	177,306	166,525
Accumulated other comprehensive income (loss)	2,386	(10,625)

Total shareholders’ equity	404,742	376,114

Total liabilities and shareholders’ equity	$499,748	$477,889

VISTAPRINT N.V.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited in thousands, except share and per share data)

	Three Months Ended
	September 30,
	2010	2009
Revenue	$170,487	$145,091

Cost of revenue (1)	62,833	52,865
Technology and development expense (1)	23,207	17,672
Marketing and selling expense (1)	57,533	46,533
General and administrative expense (1)	14,581	13,615

Income from operations	12,333	14,406
Interest income	99	130
Other (expense) income, net	(252)	188
Interest expense	107	383

Income before income taxes	12,073	14,341
Income tax provision	1,292	1,365

Net income	$10,781	$12,976

Basic net income per share	$0.25	$0.30

Diluted net income per share	$0.24	$0.29

Weighted average shares outstanding — basic	43,895,913	42,924,751

Weighted average shares outstanding — diluted	45,231,388	44,797,724

(1)	Share-based compensation is allocated as follows:

	Three Months Ended
	September 30,
	2010	2009
Cost of revenue	$203	$197
Technology and development expense	1,132	1,470
Marketing and selling expense	1,049	1,123
General and administrative expense	2,987	2,520

VISTAPRINT N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited in thousands)

	Three Months Ended
	September 30,
	2010	2009
Operating activities
Net income	$10,781	$12,976
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,128	10,314
Loss on sale, disposal or impairment of long-lived assets	11	140
Amortization of premiums and discounts on short-term investments	83	—
Share-based compensation expense	5,371	5,310
Tax benefits derived from share-based compensation awards	(149)	(704)
Deferred taxes	(70)	—
Changes in operating assets and liabilities
Accounts receivable	(1,376)	(2,781)
Inventory	(498)	(941)
Prepaid expenses and other assets	(894)	(8,634)
Accounts payable	(5,106)	5,180
Accrued expenses and other liabilities	(1,479)	11,589

Net cash provided by operating activities	18,802	32,449

Investing activities
Purchases of property, plant and equipment	(14,147)	(20,070)
Sales and maturities of marketable securities	1,900	100
Capitalization of software and website development costs	(1,791)	(1,675)

Net cash used in investing activities	(14,038)	(21,645)

Financing activities
Repayments of long-term debt	(333)	(6,729)
Payment of withholding taxes in connection with vesting of restricted share units	(1,287)	(1,243)
Tax benefits derived from share-based compensation awards	149	704
Proceeds from issuance of shares	661	3,371

Net cash used in financing activities	(810)	(3,897)

Effect of exchange rate changes on cash	2,301	550

Net increase in cash and cash equivalents	6,255	7,457

Cash and cash equivalents at beginning of period	162,727	133,988

Cash and cash equivalents at end of period	$168,982	$141,445

VISTAPRINT N.V.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited in thousands, except share and per share data)

	Three Months Ended
	September 30,
	2010		2009
Non-GAAP adjusted net income reconciliation:
Net income	$10,781		$12,976
Add back:
Share-based compensation expense, inclusive of income tax effects	5,550	(a)	5,499	(b)

Non-GAAP adjusted net income	$16,331		$18,475

Non-GAAP adjusted net income per diluted share reconciliation:
Net income per diluted share	$0.24		$0.29
Add back:
Share-based compensation expense, inclusive of income tax effects	0.12		0.12

Non-GAAP adjusted net income per diluted share	$0.36		$0.41

Non-GAAP weighted average shares outstanding — diluted	45,704,497		45,561,364

(a)	Includes share-based compensation charges of $5,371 and the income tax effects related to those charges of $179

(b)	Includes share-based compensation charges of $5,310 and the income tax effects related to those charges of $189

	Three Months Ended
	September 30,
	2010	2009
Free cash flow reconciliation:
Net cash provided by operating activities	$18,802	$32,449
Purchases of property, plant and equipment	(14,147)	(20,070)
Capitalization of software and website development costs	(1,791)	(1,675)

Free cash flow	$2,864	$10,704

VISTAPRINT N.V.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)
(Unaudited in thousands, except share and per share data)

	GAAP Revenue
	Three Months Ended
	September 30,		2010-2009
	2010	2009	%Change
Constant currency and constant currency ex-membership reconciliations:
Revenue, as reported	$170,487	$145,091	18%

Estimated impact of currency fluctuations			2%

Constant currency revenue growth			20%

Impact of membership program termination			3%

Constant currency revenue growth, ex-membership			23%

Constant currency basis is estimated by translating all non-U.S. Dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. Dollar. Constant currency revenue growth, ex-membership excludes both the estimated impact of currency described above, as well as the impact of the termination of the membership programs previously offered by Vistaprint. It is calculated by subtracting all membership revenue from the periods presented. In the first quarter of fiscal 2010, membership programs generated 2.3% of total revenue as compared to 0% for the first quarter of fiscal 2011.

VISTAPRINT N.V.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)
(Unaudited in thousands, except share and per share data)

	GAAP Revenue				Constant
	Three Months Ended				Currency
	September 30,		2010-2009	Currency	Revenue
	2010	2009	%Change	Impact	Growth
Constant currency reconciliation by segment:
North America	$101,312	$87,703	16%	(1)%	15%
Europe	60,989	51,861	18%	9%	27%
Asia-Pacific	8,186	5,527	48%	(12)%	36%

Total Revenue	$170,487	$145,091	18%	2%	20%